 As filed with the Securities and Exchange Commission on February 18, 2000

                                                 Registration No. 333-96335
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                        Amendment No. 1 to FORM S-1
                             REGISTRATION STATEMENT
                        Under THE SECURITIES ACT OF 1933

                                ----------------

                                 Exelixis, Inc.
             (Exact name of registrant as specified in its charter)

                                ----------------

          Delaware                     8731                   04-3257395
      (State or other           (Primary Standard          (I.R.S. Employer
      jurisdiction of       Industrial Classification    Identification No.)
      incorporation or             Code Number)
       organization)

                                ----------------

                             260 Littlefield Avenue
                         South San Francisco, CA 94080
                                 (650) 825-2200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                               GEORGE A. SCANGOS
                     President and Chief Executive Officer
                             260 Littlefield Avenue
                         South San Francisco, CA 94080
                                 (650) 825-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:
   ROBERT L. JONES, ESQ. DEBORAH A.     ALISON S. RESSLER, ESQ. Sullivan &
  MARSHALL, ESQ. Cooley Godward LLP   Cromwell 1888 Century Park East Suite
 Five Palo Alto Square 3000 El Camino 2100 Los Angeles, CA 90067-1725 (310)
 Real Palo Alto, CA 94306-2155 (650)                 712-6600
               843-5000

                                ----------------

   Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement as the underwriters shall determine.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ----------------

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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--------------------------------------------------------------------------------

                             EXPLANATORY NOTE

   This Amendment No.1 to Registration Statement on Form S-1 (File No. 333-96335) is an exhibit-only filing to file two additional exhibits to the Registration Statement: Exhibits 1.1 and 10.13. Such exhibits were listed under
Item 16 in the initial filing of the Registration Statement on February 7, 2000 with a foot note that they would be filed by amendment.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than the underwriting discounts payable by us, in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASDAQ filing fee and the Nasdaq National Market listing fee.

   SEC registration fee............................................... $ 26,400
   NASDAQ filing fee..................................................   10,500
   Nasdaq National Market listing fee.................................      *
   Blue Sky Fees and expenses.........................................    5,000
   Transfer Agent and registrar fees..................................   10,000
   Accounting fees and expenses.......................................  275,000
   Legal fees and expenses............................................  425,000
   Printing and engraving costs.......................................  270,000
   Miscellaneous expenses.............................................      *
                                                                       --------
     Total............................................................ $    *
                                                                       ========

--------
*To be filed by amendment.

Item 14. Indemnification of Directors and Officers

   As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director of ours will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of duty of loyalty to us or to our stockholders;

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  . for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

  . for any transaction from which the director derived an improper personal benefit.

   Our amended and restated certificate of incorporation further provides that we must indemnify our directors and executive officers and may indemnify our other officers and employees and agents to the fullest extent permitted by Delaware law. We believe that indemnification under our amended and restated certificate of incorporation covers negligence and gross negligence on the part of indemnified parties.

   We have entered into indemnification agreements with each of our directors and certain officers. These agreements, among other things, require us to indemnify each director and officer for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Exelixis, Inc., arising out of the person's services as our director or officer, any subsidiary of ours or any other company or enterprise to which the person provides services at our request.

   The underwriting agreement (see Exhibit 1.1) will provide for indemnification by the underwriters of Exelixis, Inc., our directors, our officers who sign the registration statement, and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

   Since January 1, 1997, Exelixis, Inc. has sold and issued the following unregistered securities:

     (1) From January 1997 through January 2000, Exelixis has granted stock options to purchase 10,301,588 shares of common stock, at a weighted average exercise price of $0.29, to employees, consultants and directors. Of these stock options, 892,135 shares have been cancelled or have lapsed without being exercised, 6,467,955 shares have been exercised for common stock and 5,505,237 shares remain outstanding.

     (2) In April 1997, Exelixis issued an aggregate of 7,875,000 shares of Series C preferred stock to 41 accredited investors at $2.00 per share, for an aggregate purchase price of $15,750,000. Shares of Series C preferred stock are convertible into shares of common stock at the rate of one share of common stock for each share of Series C preferred stock outstanding.

     (3) In September 1997, Exelixis issued one warrant to purchase 85,000 shares of common stock to one purchaser at an exercise price of $2.00 per share.

     (4) From August 1998 to June 1998, Exelixis issued an aggregate of 2,500,000 shares of Series D preferred stock to 11 accredited investors at $3.00 per share, for an aggregate purchase price of $7,500,000. In this period, Exelixis issued an additional 2,500,000 shares of Series D preferred stock to Pharmacia & Upjohn, Inc. as payment for services rendered pursuant to the terms of a development agreement dated February 26, 1999. Shares of Series D preferred stock are convertible at the rate of one share of common stock for each share of Series D preferred stock outstanding.

     (5) In November 1999 Exelixis issued warrants to purchase an aggregate of 150,000 shares of common stock to three purchasers at an exercise price of $3.00 per share.

Item 16. (A) Exhibits and Financial Statement Schedules

     1.1** Form of Underwriting Agreement.
     3.1+  Certificate of Amendment of the Restated Certificate of
           Incorporation of Exelixis Pharmaceuticals, Inc., dated February 2,
           2000.
     3.2*  Form of Amended and Restated Certificate of Incorporation of
           Registrant to be filed upon the closing of the offering made in connection with this Registration Statement.
     3.3* Amended and Restated Bylaws of Registrant to be filed upon the closing of the offering made in connection with this Registration
           Statement.
     4.1*  Specimen Common Stock Certificate.
     4.2+  Fourth Amended and Restated Registration Rights Agreement, dated
           February 26, 1999 among Exelixis and Certain Stockholders of
           Exelixis.
     4.3+  Warrant, dated August 17, 1998, to Purchase 167,728 shares of Series
           A Preferred Stock in favor of Comdisco, Inc.
     4.4+  Warrant, dated August 17, 1998, to Purchase 20,486 shares of Series
           A Preferred Stock in favor of Greg Stento.
     4.5+  Warrant, dated January 24, 1996, to Purchase 357,143 shares of
           Series B Convertible Stock in favor of MMC/GATX Partnership No. 1.
     4.6+  Warrant, dated September 25, 1997, to Purchase 85,000 shares of
           Common Stock in favor of MMC/GATX Partnership No. 1.
     4.7+  Warrant, dated November 15, 1999, to Purchase 12,000 shares of
           Common Stock in favor of Bristow Investments, L.P.

      4.8+    Warrant, dated November 15,1999, to Purchase 135,000 shares of
              Common Stock in favor of Slough Estates USA, Inc.
      4.9+    Warrant, dated November 15, 1999, to Purchase 3,000 shares of
              Common Stock in favor of Laurence and Magdalena Shushan
              FamilyTrust.
      5.1*    Opinion of Cooley Godward LLP.
     10.1*    Form of Indemnity Agreement.
     10.2+    1994 Employee, Director and Consultant Stock Plan.
     10.3+    1997 Equity Incentive Plan.
     10.4*    2000 Equity Incentive Plan.
     10.5*    2000 Non-Employee Directors' Stock Option Plan.
     10.6*    2000 Employee Stock Purchase Plan.
     10.7+    Collaboration Agreement, dated December 16, 1999, between
              Registrant, Bayer Corporation and GenOptera LLC.
     10.8+    Operating Agreement, dated December 15, 1999, between Registrant,
              Bayer Corporation and GenOptera LLC.
     10.9+    Cooperation Agreement, dated September 15, 1998, between
              Registrant and Artemis Pharmaceuticals, GmbH.
     10.10+   Sublease Agreement, dated June 1, 1997, between Arris
              Pharmaceutical Corporation and Registrant.
     10.11+   Lease, dated May 12, 1999, between Registrant and Britannia
              Pointe Grand Limited Partnership.
     10.12+   Master Services Agreement, dated November 15, 1999, between
              Registrant and Artemis Pharmaceuticals GmbH.
     10.13+** Research Collaboration and Technological Transfer Agreement,
              dated September 14, 1999, between Registrant and Bristol-Myers
              Squibb.
     10.14+   Corporate Collaboration Agreement, dated February 26, 1999, between Registrant and Pharmacia & Upjohn AB.
     10.15+   Amendment to Corporate Collaboration Agreement, dated October,
              1999, between Registrant and Pharmacia & Upjohn AB.
     10.16+   Asset Purchase Agreement, dated July 11, 1999, between Registrant and MetaXen/Xenova.
     10.17+   Employment Agreement, dated September 13, 1996, between
              Registrant and George Scangos, Ph.D.
     10.18+   Employment Agreement, dated April 14, 1997, between Registrant and Geoffrey Duyk, M.D., Ph.D.
     10.19+   Employment Agreement, dated October 19, 1999, between Registrant and Glen Y. Sato, Chief Financial Officer and Vice President of
              Legal Affairs.
     23.1+    Consent of Independent Accountants (Exelixis).
     23.2+    Consent of Independent Accountants (MetaXen).
     23.3*    Consent of Cooley Godward LLP (included in Exhibit 5.1).
     24.1+    Power of Attorney (contained on signature page).
     27.1+    Financial Data Schedule.

-------

 +  Previously filed.

 * To be filed by amendment.

**  Filed herewith.

 + Confidential treatment requested for certain portions of this exhibit.

   (b) Financial Statement Schedules

   All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

Item 17. Undertakings

   The registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant has caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of South San Francisco, State of California on the 18th day of February, 2000.

                                          Exelixis, Inc.

                                               /s/ George A. Scangos, Ph.D
                                          By: _________________________________
                                                  George A. Scangos, Ph.D
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

    /s/ George A. Scangos, Ph.D.       President, Chief Executive  February 18, 2000
______________________________________  Officer and Director
       George A. Scangos, Ph.D.         (principal executive
                                        officer)

          /s/ Glen Y. Sato             Chief Financial Officer     February 18, 2000
______________________________________  (principal financial and
             Glen Y. Sato               accounting officer)

                  *                    Chairman of the Board of    February 18, 2000
______________________________________  Directors
     Stelios Papadopoulos, Ph.D.

                  *                    Director                    February 18, 2000
______________________________________
         Charles Cohen, Ph.D.

                  *                    Director                    February 18, 2000
______________________________________
          Jurgen Drews, M.D.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Director                    February 18, 2000
______________________________________
      Geoffrey Duyk, M.D., Ph.D.

                  *                    Director                    February 18, 2000
______________________________________
       Jason S. Fisherman, M.D.

                  *                    Director                    February 18, 2000
______________________________________
     Jean-Francois Formela, M.D.

                  *                    Director                    February 18, 2000
______________________________________
            Edmund Olivier

                  *                    Director                    February 18, 2000
______________________________________
         Lance Willsey, M. D.

                  *                    Director                    February 18, 2000
______________________________________
         Peter Stadler, Ph.D.

          /s/ Glen Y. Sato
*By: _________________________________
           Attorney-in-fact

                                 Exhibit Index

 Exhibit
 Number                                Description
 -------                               -----------
  1.1**  Form of Underwriting Agreement.
  3.1+   Certificate of Amendment of the Restarted Certificate of Incorporation
         of Exelixis Pharmaceuticals, Inc., dated February 2, 2000.
  3.2*   Form Amended and Restated Certificate of Incorporation of Registrant
         to be filed upon the closing of the offering made in connection with this Registration Statement.
  3.3*   Amended and Restated Bylaws of Registrant to be filed upon the closing of the offering made in connection with this Registration Statement.
  4.1*   Specimen Common Stock Certificate.
  4.2+   Fourth Amended and Restated Registration Rights Agreement, dated
         February 26, 1999 among Exelixis and Certain Stockholders of Exelixis.
  4.3+   Warrant, dated August 17, 1998, to Purchase 167,728 shares of Series A
         Preferred Stock in favor of Comdisco, Inc.
  4.4+   Warrant, dated August 17, 1998, to Purchase 20,486 shares of Series A
         Preferred Stock in favor of Greg Stento.
  4.5+   Warrant, dated January 24, 1996, to Purchase 357,143 shares of Series
         B Convertible Stock in favor of MMC/GATX Partnership No. 1.
  4.6+   Warrant, dated September 25, 1997, to Purchase 85,000 shares of Common
         Stock in favor of MMC/GATX Partnership No. 1.
  4.7+   Warrant, dated November 15, 1999, to Purchase 12,000 shares of Common
         Stock in favor of Bristow Investments, L.P.
  4.8+   Warrant, dated November 15, 1999, to Purchase 135,000 shares of Common
         Stock in favor of Slough Estates USA, Inc.
  4.9+   Warrant, dated November 15, 1999, to Purchase 3,000 shares of Common
         Stock in favor of Laurence and Magdalena Shushan FamilyTrust.
  5.1*   Opinion of Cooley Godward LLP.
 10.1*   Form of Indemnity Agreement.
 10.2+   1994 Employee, Director and Consultant Stock Plan.
 10.3+   1997 Equity Incentive Plan.
 10.4*   2000 Equity Incentive Plan.
 10.5*   2000 Non-Employee Directors' Stock Option Plan.
 10.6*   2000 Employee Stock Purchase Plan.
 10.7+   Collaboration Agreement, dated December 16, 1999, between Registrant,
         Bayer Corporation and GenOptera LLC.
 10.8+   Operating Agreement, dated December 15, 1999, between Registrant,
         Bayer Corporation and GenOptera LLC.
 10.9+   Cooperation Agreement, dated September 15, 1998, between Registrant and Artemis Pharmaceuticals GmbH.
 10.10+  Sublease Agreement, dated June 1, 1997, between Arris Pharmaceutical
         Corporation and Registrant.
 10.11+  Lease, dated May 12, 1999, between Registrant and Britannia Pointe
         Grand Limited Partnership.

 10.12+   Master Services Agreement, dated November 15, 1999, between
          Registrant and Artemis Pharmaceuticals GmbH.
 10.13+** Research Collaboration and Technological Transfer Agreement, dated
          September 14, 1999, between Registrant and Bristol-Myers Squibb.
 10.14+   Corporate Collaboration Agreement, dated February 26, 1999, between
          Registrant and Pharmacia & Upjohn AB.
 10.15+   Amendment to Corporate Collaboration Agreement, dated October, 1999, between Registrant and Pharmacia & Upjohn AB.
 10.16+   Asset Purchase Agreement, dated July 11, 1999, between Registrant and
          MetaXen/Xenova.
 10.17+   Employment Agreement, dated September 13, 1996, between Registrant and George Scangos, Ph.D.
 10.18+   Employment Agreement, dated April 14, 1997, between Registrant and
          Geoffrey Duyk, M.D., Ph.D.
 10.19+   Employment Agreement, dated October 19, 1999, between Registrant and
          Glen Y. Sato, Chief Financial Officer and Vice President of Legal
          Affairs.
 23.1+    Consent of Independent Accountants (Exelixis).
 23.2+    Consent of Independent Accountants (MetaXen).
 23.3*    Consent of Cooley Godward LLP (included in Exhibit 5.1).
 24.1+    Power of Attorney (contained on signature page).
 27.1+    Financial Data Schedule.

--------

 +  Previously filed.

 * To be filed by amendment.

**  Filed herewith.

 + Confidential treatment requested for certain portions of this exhibit.